UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey C. Ackerman as Executive Vice President & Chief Financial Officer

On August 30, 2017, the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) appointed Jeffrey C. Ackerman as Executive Vice President & Chief Financial Officer of the Company, effective as of September 5, 2017 (the “Start Date”).

Mr. Ackerman, age 54, served as Executive Vice President & Chief Financial Officer of The Fresh Market, Inc., a specialty grocery retailer focused on creating an extraordinary food shopping experience for its customers, from June 2013 to September 2016. Prior to that, he served as Executive Vice President & Chief Financial Officer of Sealy Corporation, one of the largest bedding manufacturers in the world, from 2006 to 2013. From 1997 to 2006, Mr. Ackerman held various finance positions, including Vice President, Finance, with Dade Behring Inc., a medical diagnostics company. From 1989 to 1997, he held a variety of finance roles at the Frito-Lay branded snack foods division of PepsiCo, Inc. Mr. Ackerman holds a B.S. in industrial management from Purdue University and an MBA from The University of Texas.

On September 2, 2017, in connection with his appointment as Executive Vice President & Chief Financial Officer of the Company, Mr. Ackerman entered into an Employment Agreement with the Company (the “Employment Agreement”). The Employment Agreement provides that Mr. Ackerman will (i) receive an annual base salary of $480,000, which base salary shall be reviewed annually by the Board to determine if such base salary should be increased, (ii) be eligible to receive bonuses and to participate in compensation plans of the Company in accordance with any plan or decision that the Board may determine from time to time, (iii) be paid or reimbursed for business expenses and (iv) be entitled to participate in other employment benefits generally available to other executives of the Company. For the Company’s current fiscal year ending June 24, 2018, Mr. Ackerman will be eligible to receive a bonus equal to 37.5%, 75% or 150% of his base salary for threshold, target or maximum levels of performance, respectively, which will be pro-rated for the period of his employment with the Company during the fiscal year.

The Employment Agreement also provides that Mr. Ackerman will receive on the Start Date an award of (i) options to purchase 15,000 shares of the Company’s common stock and (ii) restricted stock units representing 20,000 shares of the Company’s common stock. The options will vest and become fully exercisable in three equal installments beginning on the first anniversary of the Start Date, subject to Mr. Ackerman’s continued employment through each vesting date, and will have a ten-year term. Subject to Mr. Ackerman’s continued employment through each vesting date, the restricted stock units will become vested and settled in shares of the Company’s common stock as follows: 25% thirty days after the first anniversary of the Start Date, 25% on the second anniversary of the Start Date and 50% on the third anniversary of the Start Date.

The Employment Agreement contains provisions regarding the termination of Mr. Ackerman’s employment and related severance obligations. If the Company terminates Mr. Ackerman’s employment for “Cause” or if Mr. Ackerman resigns without “Good Reason” (as each term is defined in the Employment Agreement), the Company will pay Mr. Ackerman all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation under the Employment Agreement to Mr. Ackerman. If Mr. Ackerman’s employment terminates due to his death or “Disability” (as defined in the Employment Agreement), Mr. Ackerman or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and the Company will have no further obligation under the Employment Agreement to Mr. Ackerman. If Mr. Ackerman is terminated for any reason other than death, Disability or Cause, or if Mr. Ackerman resigns with Good Reason, Mr. Ackerman will be entitled to (i) cash severance payments equal to twelve months of Mr. Ackerman’s annual base salary at the time of termination, payable in equal monthly installments, and (ii) if Mr. Ackerman elects COBRA continuation coverage, reimbursement for the monthly cost of such continuation coverage for Mr. Ackerman’s medical and health insurance benefits until the earlier of (a) the date Mr. Ackerman ceases to maintain such continuation coverage in effect or (b) twelve months from the termination of Mr. Ackerman’s employment. The foregoing severance benefits are subject to Mr. Ackerman entering into and not revoking a release of claims in favor of the Company and its affiliated entities. The severance benefits payable upon termination for any reason other than death, Disability or Cause, or resignation with Good Reason also are subject to Mr. Ackerman abiding by certain restrictive covenants, which are described below. Also, upon Mr. Ackerman’s death or Disability or a “Change of Control” (as defined in the Unifi, Inc. 2013 Incentive Compensation Plan), all outstanding unvested equity awards issued to Mr. Ackerman by the Company shall vest in full.

Mr. Ackerman is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants. Pursuant to the Employment Agreement, Mr. Ackerman has agreed to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers or employees for the twelve months immediately following termination of employment. Under the Employment Agreement, Mr. Ackerman also has agreed upon termination of his employment with the Company (i) to resign as a member of the Board, if serving on the Board at the time, (ii) to resign from all positions with the Company and its affiliated entities, (iii) not to disparage the Company and its affiliated entities, (iv) to provide litigation support to the Company and its affiliated entities and (v) to return all of the Company’s and its affiliated entities’ property to the Company.

The Employment Agreement also provides that the Company will indemnify and hold harmless Mr. Ackerman if Mr. Ackerman is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to Mr. Ackerman’s service as a director, officer, employee or agent of the Company or in a similar capacity for another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that Mr. Ackerman acted in good faith and in a manner Mr. Ackerman reasonably believed to be in the best interests of the Company. The Employment Agreement requires the Company to advance the expenses incurred by Mr. Ackerman in defending against any such proceeding; however, Mr. Ackerman must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that Mr. Ackerman is not entitled to be indemnified. The rights of Mr. Ackerman to indemnification under the Employment Agreement are not exclusive and are in addition to the rights under the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws and under applicable law.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the contents of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Ackerman and any other persons pursuant to which he was selected as an officer. Mr. Ackerman has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Ackerman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Ackerman as Executive Vice President & Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Appointment of Thomas H. Caudle, Jr. as Chief Operating Officer

On August 30, 2017, the Board appointed Thomas H. Caudle, Jr., age 65, as Chief Operating Officer of the Company, effective on such date. Mr. Caudle will continue to serve as the Company’s President and as a director of the Company, positions he has held since 2016. Mr. Caudle previously served as Vice President of Manufacturing of the Company from 2006 to 2016 and as Vice President of Global Operations of the Company from 2003 to 2006. Mr. Caudle joined the Company in 1982 and, since that time, has served in a variety of other leadership roles, including Senior Vice President in charge of manufacturing for the Company and Vice President of Manufacturing Services.

There are no arrangements or understandings between Mr. Caudle and any other persons pursuant to which he was selected as Chief Operating Officer of the Company. Mr. Caudle has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Caudle that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Unifi, Inc. and Jeffrey C. Ackerman, effective as of September 2, 2017.

99.1	Press Release of Unifi, Inc., dated September 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: September 5, 2017	By:	/s/ KEVIN D. HALL
Kevin D. Hall Chief Executive Officer